Exhibit 99.1


ADVANCED TECHNOLOGY INDUSTRIES, INC. COMPLETES ACQUISITION OF NURESCELL INC.
STOCK


BERLIN--

ADVANCED TECHNOLOGY INDUSTRIES, INC. (OTCBB:AVDI) HAS COMPLETED THE ACQUISITION OF 3,500,000 SHARES OF NURESCELL INC. (OTCBB:NUSL) COMMON STOCK FROM ADRIAN JOSEPH AND HIS WIFE DIANNA. ADRIAN JOSEPH IS THE CHIEF SCIENTIFIC ADVISOR OF NURESCELL , INC. NURESCELL, INC. HAS DEVELOPED A MATERIAL FOR THE SHIELDING AND INTERNMENT OF RADIOACTIVE MATERIALS AND RADIOACTIVE WASTE AS WELL AS PROVIDING ATTENUATION OF X-RAY ENERGY. THE ACQUISITION WAS COMPLETED VIA A SHARE EXCHANGE BASED ON A RATIO OF 1:1. ADVANCED TECHNOLOGY INDUSTRIES ("ATI") IS NOW THE LARGEST SHAREHOLDER OF NURESCELL, INC. OWNING APPROXIMATELY 22% OF THE CURRENT OUTSTANDING SHARES OF NUSL. ADDITIONALLY, ATI HAS ENTERED INTO DISCUSSIONS WITH TWO OTHER SHAREHOLDERS OF NURESCELL, INC. TO ACQUIRE AN ADDITIONAL 1,100,000 SHARES OF NURESCELL, INC. COMMON STOCK. THE COMPLETED AND PROPOSED STOCK ACQUISITIONS REPRESENT A STRATEGIC INVESTMENT ON BEHALF OF ATI AS IT MOVES TO CONSOLIDATE ITS INTERESTS IN THE MARKET SEGMENTS OF NUCLEAR SHIELDING AND REMEDIATION. ATI IS CURRENTLY A 49% SHAREHOLDER IN NURESCELL AG, A GERMANY BASED JOINT VENTURE, WITH NURESCELL, INC. OWNING THE REMAINING 51% OF NURESCELL AG. NURESCELL AG HAS BEEN GRANTED A LICENSE FOR THE NURESCELL INC. PROPRIETARY NUCLEAR SHIELDING TECHNOLOGY IN EUROPE AND RUSSIA. ATI CONTINUES TO EXPLORE THE ACQUISITION OF ADDITIONAL NUCLEAR SHIELDING AND REMEDIATION TECHNOLOGIES IN GERMANY AND FROM FORMER RESEARCH INSTITUTES IN THE RUSSIAN FEDERATION AS A KEY ELEMENT OF ITS BUSINESS PLAN TO DEVELOP TURN-KEY SOLUTIONS TO THE PROBLEMS ASSOCIATED WITH LOW-LEVEL, HIGH- LEVEL AND MIXED NUCLEAR WASTE.

FORWARD LOOKING STATEMENTS

This press release may contain certain statements that are "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which look forward in time include everything other than historical information or a summary of agreements actually entered into, and involve risks and uncertainties that may affect ATI's actual results of operation. Although ATI believes that the expectations reflected in Forward-Looking Statements are reasonable, management can give no assurance that such expectations will prove to have been correct.